UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 25, 2015

FIRST BANCORP.

(Exact Name of Registrant as Specified in its Charter)

001-14793

(Commission File Number)

Puerto Rico	66-0561882
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1519 Ponce de Leon

San Juan, Puerto Rico 00908-0146

(Address of Principal Executive Offices) (Zip Code)

(787) 729 8200

(Registrant’s Telephone Number, including Area Code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On June 25, 2015, First BanCorp. (the “Corporation”), the bank holding company for FirstBank Puerto Rico (the “Bank”), issued a press release announcing the release of the results of its “company-run” stress test required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (“DFAST”) for the Corporation and the Bank. The Corporation and the Bank are required to disclose the results of the severely adverse scenario of the DFAST annually beginning with the 2015 annual capital stress test. The information is available on the Corporation’s website at www.1firstbank.com in the Investor Relations section and is furnished as Exhibit 99.2 hereto. A copy of the press release is furnished as Exhibit 99.1 to this report.

The severely adverse scenario results of the “company-run” DFAST and the Corporation’s press release are being furnished pursuant to Item 7.01, and the information contained therein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, the information contained in Exhibits 99.1 and 99.2 shall not be deemed to be incorporated by reference into the Corporation’s filings under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

The following exhibit shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

(a)	Exhibits

Exhibit No.	Description

99.1	Press Release of First BanCorp. dated June 25, 2015 - First BanCorp Releases its 2015 Dodd Frank Stress Test Results

99.2	First BanCorp 2015 Annual Company-Run Stress Test Results Severely Adverse Scenario

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2015	FIRST BANCORP

	By:	/s/ Orlando Berges
	Name:	Orlando Berges
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release of First BanCorp. dated June 25, 2015 - First BanCorp Releases its 2015 Dodd Frank Stress Test Results

99.2	First BanCorp. 2015 Annual Company-Run Stress Test Results for the Severely Adverse Scenario